SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Southern California Gas Company

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT DATED JUNE 12, 2012

TO

INFORMATION STATEMENT FILED ON MAY 1, 2012

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This supplement is being mailed to the shareholders of record as of the close of business on April 25, 2012 of Southern California Gas Company (“SoCalGas”), on or about June 12, 2012. The following information supplements, and should be read in conjunction with, our information statement filed on May 1, 2012, which we refer to as the Information Statement.

Only shareholders are entitled to attend the Annual Meeting. Shareholders who own shares registered in their names will be admitted to the meeting upon verification of record share ownership. Shareholders who own shares through banks, brokers or other nominees must present proof of beneficial share ownership (such as the most recent account statement prior to April 25, 2012) to be admitted.

Additional information regarding the company is included in its Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. These documents also are available on the Sempra Energy website at www.sempra.com under the “Investors” and “Company SEC Filings” tabs. The company will furnish a copy of its 2011 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any of its shareholders who so request by writing to the office of the Corporate Secretary at 101 Ash Street, San Diego, California, 92101-3017. Information on the website does not constitute part of the Information Statement.

Jennifer F. Jett

Corporate Secretary

Important Notice Regarding the Availability of Information Statement Materials for the SoCalGas Shareholders Meeting to be Held on June 13, 2012, immediately adjourned, and reconvened on July 6, 2012.

The Information Statement and this Supplement for the Annual Meeting of Shareholders to be held on June 13, 2012, immediately adjourned, and reconvened on July 6, 2012, and the

Annual Report are available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterials.asp.

REASON FOR SUPPLEMENT

We are supplementing the Information Statement due to the resignation of Michael W. Allman as a director of SoCalGas. Mr. Allman resigned as a director and as President, Chief Executive Officer and Chairman of the Board effective May 30, 2012. Mr. Allman is not being nominated for re-election as a director at the upcoming Annual Meeting of Shareholders.

On May 31, 2012, Anne Shen Smith was appointed as the President, Chief Executive Officer and Chairman of the Board and as a director of SoCalGas. Also on May 31, 2012, the Board of Directors nominated Ms. Smith to be re-elected as a director for the ensuing year. She replaces Mr. Allman in the slate of directors nominated for re-election at the upcoming Annual Meeting of Shareholders.

As disclosed in the Information Statement, the Board of Directors also nominated Javade Chaudhri, Steven D. Davis, and Joseph A. Householder for re-election as directors at the upcoming Annual Meeting of Shareholders.

ADJOURNMENT OF THE ANNUAL MEETING

The Annual Meeting of Shareholders will be convened as scheduled on June 13, 2012. However, the meeting will be immediately adjourned, without a vote being taken on the matters on the agenda, until July 6, 2012 at 11:30 a.m. The meeting on June 13, 2012 as reconvened on July 6, 2012, will be held at 101 Ash Street, San Diego, California 92101. The record date for the Annual Meeting has not changed. Only shareholders of record at the close of business on April 25, 2012, the record date for the Annual Meeting, will be entitled to vote. The Annual Meeting of Shareholders as held on June 13, 2012 and reconvened on July 6, 2012 is referred to herein as the “Annual Meeting.”

The Annual Meeting is a business-only meeting. It will not include any presentation by management and the company does not encourage shareholder attendance.

SUPPLEMENTAL DISCLOSURE

The information on page 7 of the Information Statement entitled “Election of Directors” is hereby amended and restated in its entirety to read as follows:

ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected to hold office until the next Annual Meeting and until their successors have been elected and qualified. The four director candidates receiving the highest number of affirmative votes will be elected as directors of the company. Votes against the directors and votes withheld will have no legal effect.

The four current directors of the company have been nominated for re-election to the board. The name of each nominee, biographical information regarding each nominee and a description of each nominee’s specific experience and attributes that make him or her a well qualified and valuable board member are set forth below. The directors have held the positions set forth below or various positions with the same or affiliated organizations for at least the last five years.

Anne Shen Smith, 58, became President, Chief Executive Officer and Chairman of the Board of SoCalGas on May 31, 2012. Prior to this promotion, Ms. Smith served as Chief Operating Officer of SoCalGas, a position she has held since April 2010 and, for over five years prior to that time, she served as Senior Vice President – Customer Services for SoCalGas and San Diego Gas & Electric Company. Ms. Smith has been with SoCalGas for over 35 years, where she has served in various executive level positions since 1991.

Ms. Smith has extensive experience in the natural gas distribution business and significant executive experience.

Javade Chaudhri, 60, became a director of SoCalGas in 2010. He is an Executive Vice President and the General Counsel of Sempra Energy.

Mr. Chaudhri has extensive experience in legal affairs and compliance matters gained from his many years as a practicing attorney. Prior to joining Sempra Energy, he served as General Counsel of Gateway Inc. and before that was a partner at several prominent law firms.

Steven D. Davis, 56, became a director of SoCalGas in 2011. He is the Senior Vice President — External Affairs of Sempra Energy. Prior to assuming his current role with Sempra Energy, Mr. Davis served as Vice President —Investor Relations and Corporate Communications, where he oversaw Sempra Energy’s shareholder relations and communications with the financial community and investors as well as all corporate communications. Prior to that, he was Senior Vice President of External Relations and Chief Financial Officer for the company and for SDG&E, Sempra Energy’s California regulated utilities. Mr. Davis is a board member and chairman of the Audit Committee for the Campanile Foundation at San Diego State University. He also serves on the advisory boards of San Diego Senior Community Centers and the San Diego Burn Institute.

Mr. Davis brings over 30 years of service to our company and its affiliates in a broad range of management roles. He has benefitted from years of hands-on experience with utility and energy infrastructure operations. That experience brings a multifaceted perspective and in-depth industry understanding to the board.

Joseph A. Householder, 56, became a director of SoCalGas in 2010. He has been Executive Vice President and Chief Financial Officer of Sempra Energy since October 2011. Previously, he was Senior Vice President and Controller of Sempra Energy. Mr. Householder has served as Sempra Energy’s Chief Accounting Officer since 2007.

Prior to joining Sempra Energy, Mr. Householder was a partner at PricewaterhouseCoopers’ national tax office and served as Vice President of Corporate Development and Assistant Chief Financial Officer at Unocal. Mr. Householder has in-depth knowledge of corporate accounting, tax and compliance practices, particularly within the energy industry.

In connection with Ms. Smith’s appointments as President, Chief Executive Officer and Chairman, her annual salary was increased to $510,000 effective May 31, 2012. Ms. Smith’s target bonus was increased to 70% of her annual salary, with her annual bonus opportunity generally ranging from 0% of her target bonus for performance at the threshold level to 140% of her annual salary for performance at the maximum level. Ms. Smith’s target for future annual long-term incentive awards was increased to 180% of her annual salary. Ms. Smith also received a new severance pay agreement, which replaced her existing agreement. As with Messrs. Chaudhri, Davis and Householder, Ms. Smith receives no additional compensation for serving as a director.

This Supplement to the Information Statement is sent by order of the Board of Directors of Southern California Gas Company.

Jennifer F. Jett

Corporate Secretary

Dated: June 12, 2012

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